24/7 MEDIA, INC.

                          SECURITIES PURCHASE AGREEMENT

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") IN RELIANCE ON EXEMPTION THEREFROM PROVIDED BY SECTION 4(2) OF THE SECURITIES ACT, NOR HAVE SUCH SECURITIES BEEN QUALIFIED WITH ANY STATE SECURITIES ADMINISTRATOR IN RELIANCE ON SIMILAR EXEMPTIONS.

THIS SECURITIES PURCHASE AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE SECURITIES ARE BEING SOLD FOR INVESTMENT PURPOSE ONLY AND MAY NOT BE TRANSFERRED, RESOLD OR OFFERED FOR RESALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of April 12,1999 by and among 24/7 Media, Inc., a Delaware corporation (the "Company"), with headquarters located at 1250 Broadway, New York, NY 10001 and Techwave Inc. (the "Investor"), a Washington Corporation with headquarters located at 411 First Avenue South, Suite 200 N, Seattle, WA 98104.

                               W I T N E S S E T H

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act;

WHEREAS, the Investor desires to purchase from the Company and the Company desires to issue and sell to the Investor at the Closing (as defined in Section 1.c.), upon the terms and conditions set forth in this Agreement and subject to the satisfaction or waiver of the conditions set forth in Section 6 and 7 of this Agreement, up to an aggregate of Six Hundred Fourteen Thousand Seven Hundred Fifty Six (614,756) shares (the "Shares") of the Company's Common Stock or such cash and other securities as may be partially substituted for the Shares (the Subscription Amount") , for an aggregate purchase price of Thirty Million One Hundred Thousand Dollars ($30,100,000);


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NOW THEREFORE, the Company and the Investor hereby agree as follows:

1.    PURCHASE AND SALE OF COMMON STOCK.

      a. Closing. The Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, up to 614,756 shares of Common Stock. The issuance, sale and purchase of Common Stock pursuant to this Section 1.a shall take place at a closing (the "Closing"), which is subject to the satisfaction or waiver of the conditions thereto set forth in Section 6 and
Section 7 below.

      b. Form of Payment. On the Closing Date (as defined in Section 1.c), the Investor shall pay the Purchase Price by (i) issuing and delivering to the Company a duly executed stock certificate representing 3,264,281 shares of Series G Convertible Preferred Stock of the Investor and a warrant to purchase 652,856 shares of Common Stock of the Investor, and (ii) issuing and delivering to Proskauer Rose LLP, as escrow agent (the "Escrow Agent"), two duly executed stock certificates representing 714,286 shares (the "TW Cash Shares") and 321,433 shares (the "TW Card Secure Shares"), respectively, of Preferred Stock (the "Escrow Shares") of the Investor and two warrants to purchase 142,857 shares (the "Cash Warrants") and 64,287 shares (the "Card Secure Warrants") of common stock of the Investor, against delivery to the Company of one duly executed certificate representing 466,683 shares of Common Stock and delivery to the Escrow Agent two duly executed stock certificates representing 102,119 (the "24/7 Cash Shares") and 45,954 shares, (the "24/7 Card Secure Shares") respectively, of Common Stock. The Escrow Agent shall deliver the Escrow Shares in accordance with the Escrow Agreement of even date herewith between the Company, the Investor and the Escrow Agent.

      c. Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the common stock pursuant to this Agreement (the "Closing Date") shall be 3:00 p.m. Eastern Standard Time on April 12, 1999 (subject to a one (1) business day grace period at either party's option) or such other mutually agreed upon time. The Closing shall occur on the Closing Date at the offices of the Company.

      d. Should 24/7 complete its public offering of shares of common stock currently in registration on or prior to May 14, 1999 (which date may be extended by mutual consent), then within five business days of the closing of such public offering, 24/7 shall transfer to TW the sum of $5,000,000 in cash and the parties shall jointly instruct the Escrow Agent to deliver to 24/7 the TW Cash Shares and the Cash Warrants and to cause to be canceled the certificate representing the 24/7 Cash Shares. Should 24/7 not complete such public offering prior to May 14, 1999, then within five business days of May 14, 1999, the parties shall jointly instruct the Escrow Agent to deliver to TW the 24/7 Cash Shares and to deliver to 24/7 the TW Cash Shares and the Cash Warrants.

      e. Promptly after the execution hereof, 24/7 and TW shall commence due diligence and negotiations of an acquisition of Card Secure, Inc. (a majority owned subsidiary of 24/7) by TW. By May 31, 1999, TW and 24/7 shall determine whether or not the transaction shall occur and the relevant terms.


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            (i).  Should the parties consummate the Card Secure transaction with a valuation of 24/7's stake in Card Secure of $2,250,000 or more, then upon the closing of the Card Secure transaction, the parties shall jointly instruct the Escrow Agent to deliver to 24/7 the TW Card Secure Shares and the Card Secure Warrants and to cause to be canceled the stock certificate representing the 24/7 Card Secure Shares.

            (ii) Should the parties not consummate the Card Secure transaction by May 31, 1999, then within five business days after such date the parties shall jointly instruct the Escrow Agent to deliver to 24/7 the TW Card Secure Shares and the Card Secure Warrants and to deliver to TW the 24/7 Card Secure Shares.

            (iii) Should the parties consummate the Card Secure transaction by May 31, 1999 based on a valuation of 24/7's interest in Card Secure of less than $2,250,000, then the parties shall jointly instruct the Escrow Agent to deliver to 24/7 the TW Card Secure Shares and the Card Secure Warrants and to deliver to TW a stock certificate representing a number of 24/7 Card Secure Shares with a value equal to the difference between $2,250,000 and the agreed upon valuation of 24/7's interest in Card Secure, based on a value per share of Common Stock of 24/7 of $48.9625.

2.    INVESTOR'S REPRESENTATIONS AND WARRANTIES.

      The Investor represents to the Company that:

      a. Accredited Investor. The Investor is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D. Investor has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with its purposes.

      b. Access to Information. The Investor has been granted the opportunity to conduct a full and fair examination of the records, documents and files of the Company, to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents concerning the terms and conditions of this offering, the Company and its business and prospects, and to obtain any additional information which the Investor deems necessary to verify the accuracy of the information received. The Investor or its professional advisor has received and reviewed the S-1 (as defined in Section 3.g).

      c. Capability to Evaluate. The Investor is capable of evaluating the merits and risks of the prospective investment. The Investor recognizes that investment in the Shares involves certain risks, including the potential loss of the Investor's investment therein, and the Investor understands all of the Risk Factors (set forth in the S-1) related to the purchase of the Shares. The Investor acknowledges that it has the ability to bear the economic risk of its investment pursuant to this Agreement.

      d. Illiquidity. The Investor is aware that there are legal and practical limits on the Investor's ability to sell or dispose of the Shares, and, therefore, that the Investor must bear the economic risk of the investment for an indefinite period of time.


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


      e. Authority and Due. The Investor is duly and validly organized, validly existing and in good tax and corporate standing as a corporation under the laws of the jurisdiction of its incorporation with full power and authority to purchase the Shares to be purchased by it and to execute and deliver this Agreement.

      f. Investment Purpose. The Investor is acquiring the Shares for its own account for investment only and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered under the Securities Act.

      g. Reliance on Exemptions. The Investor understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

      h. Transfer or Resale. The Investor understands that (i) the Shares have not been and will not be registered under the Securities Act or any applicable state securities laws, and may not be transferred unless (A) subsequently registered thereunder, or (B) the Investor shall have delivered to the Company an opinion of counsel (which counsel and opinion shall be reasonably acceptable to the Company) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (C) sold pursuant to Rule 144 promulgated under the Securities Act (or a successor rule); (ii) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

      i. Legends. The Investor understands that the certificates for the Shares, until such time as they shall been registered under the Securities Act, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Shares):

      "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) the sale of such Security is registered under the Securities Act,


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


or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144 under the Securities Act (or a successor rule thereto) without any restriction as to the number of Shares acquired as of a particular date that can then be immediately sold. The Investor agrees that it will sell all Shares, including those represented by a certificate(s) from which the legend has been removed, only in compliance with all applicable securities laws.

3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents to the Investor that:

      a. Organization and Qualification. The Company and its wholly owned subsidiaries are each corporations duly organized and existing in good standing under the law of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. The Company and its subsidiaries are each duly qualified as foreign corporations to do business and are in good standing in every jurisdiction in which the nature of the business conducted by them makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, properties, operations, assets, financial condition or results of operations of the Company and its subsidiaries taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. The Company is primarily engaged in the production or sale of a product or service other than the investment of capital.

      b. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to perform this Agreement, and to issue the Shares, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, or its Board or Directors or Stockholders is required, (iii) this Agreement has been duly executed and delivered, and (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

      c. Capitalization. The authorized and outstanding capital stock of the Company is as set forth for the date indicated in the S-1.

      d. Issuance of Shares. The shares of Common Stock are duly authorized and are validly issued, fully paid and non-assessable, free of any encumbrances, and are not subject to preemptive rights of stockholders of the Company.

      e. No Conflicts. The execution, delivery and performance of this by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation or By-laws of the Company or its subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both could


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become a default) under, or give to others any rights of termination, amendment or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company or any of its subsidiaries is bound or affected.

      f. Third Party Consents. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof or thereof.

      g. S-1. The Company's Registration Statement on Form S-1 dated March 19, 1999, a copy of which has been delivered to Investor, does not contain any false or misleading statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading. The financial statements of the Company included in the S-1 were prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or
(ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries and results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      h. Absence of Undisclosed Liabilities. Except as set forth in the S-1, since the date of the latest balance sheet included in the S-1, neither the Company nor its subsidiaries has undertaken any liability or obligation, direct or contingent, except for liabilities or obligations undertaken in the ordinary course of business.

      i. Absence of Certain Changes. Except as set forth in the S-1, since December 31, 1998, there has been no material adverse change (except for continued operating losses) in the business, properties, operations, financial condition, results of operations, assets or liabilities of the Company. Subsequent to the respective dates as of which information is given in the S-1, except as described or referred to therein, the Company has not declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock.

      j. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries that is reasonably likely to have a Material Adverse Effect.

      k. Patents, Copyrights, etc. Except as disclosed in the S-1, the Company (i) owns or has the right to use, free and clear of all liens, claims, encumbrances, pledges, security interests, and


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other adverse interests of any kind whatsoever, all patents, inventions, know-how, trade secrets, trademarks, service marks, trade names, copyrights, technology, and all licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted without, to the best knowledge of the Company and its subsidiaries, infringing upon or otherwise acting adversely to the right or claimed right of any person, Company or other entity, (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise and (iii) has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect.

      l. Taxes. The Company and its subsidiaries have filed or caused to be filed all income tax returns which are required to be filed and have paid or caused to be paid all taxes and all assessments received by them to the extent that such taxes and assessments have become due, except taxes and assessments the validity or amount of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside, and except for such returns for which the failure to file would not have a material adverse effect upon the Company and its subsidiaries taken as a whole. The Company and its subsidiaries have paid or caused to be paid, or have established reserves that the Company reasonably believes to be adequate in all material respects, for all federal income tax liabilities and state income tax liabilities applicable to the Company and its subsidiaries for all fiscal years which have not been examined and reported on by the taxing authorities (or closed by applicable statutes).

      m. Disclosure. All information relating to or concerning the Company set forth in this Agreement and provided to the Investor in writing in connection with the transactions contemplated hereby was true and correct in all material respects as of the date provided and in light of the circumstances under which provided and the Company has not omitted to state any material fact necessary in order to make the information provided herein or therein, in light of the circumstances under which they were provided, not misleading.

      n. No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

      o. Assets. Each of the Company and its subsidiaries has good and marketable title in fee simple to each of the items of personal property which are reflected in the financial statements as being owned by it and valid and enforceable leasehold interests in each of the items of real and personal property which are referred to in the S-1 as being leased by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those described in the S-1 and other than those that could not materially affect the value thereof or materially interfere with the use made or presently contemplated to be made thereof by them.

      p. Material Agreements. Each agreement listed as an exhibit to the S-1 and each agreement entered into by the Company or its subsidiaries since the filing of such S-1 that would have been


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required to be included as an Exhibit to such S-1 had it been entered into on or prior to such filing, is in full force and effect and is valid and enforceable by the Company or one of its subsidiaries in accordance with its terms, except where the failure of any such agreement to be in full force and effect and valid and enforceable by the Company or one of its subsidiaries in accordance with its terms would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, assuming the due authorization, execution and delivery thereof by each of the other parties thereto. Neither the Company, nor to the best of the Company's knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default which default or event would have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company of any other indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their properties or businesses is bound or affected which default or event would have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole.

      q. Compliance with Law. Each of the Company and its subsidiaries is conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where the failure to be so in compliance would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole.

      r. Transactions with Affiliates. No transaction has occurred between or among the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the S-1.

      s. Insurance. Each of the Company and its subsidiaries maintains liability, casualty and other insurance (subject to customary deductions and retentions) with responsible insurance companies against such risk of the types and in the amounts customarily maintained by internet advertising companies of comparable size to the Company, all of which insurance is in full force and effect.

      t. Employment Matters. The Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. There are no pending investigations involving the Company or any of its subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of its subsidiaries. No representation question exists respecting the employees


                                       8
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of the Company or any of its subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its subsidiaries. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.

      u. ERISA Matters. None of the Company's employee benefit plans ("ERISA Plans") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") which could subject the Company or any of its subsidiaries to any tax penalty on prohibited transactions and which has not adequately been corrected. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which might reasonably be expected to have a Material Adverse Effect. Each ERISA Plan is in compliance with all material reporting, disclosure and other requirements of the Code and ERISA as they relate to such ERISA Plan. Determination letters have been received from the Internal Revenue Service with respect to each ERISA Plan which is intended to comply with Code Section 401(a) stating that such ERISA Plan and the attendant trust are qualified thereunder. Neither the Company nor any of its subsidiaries has ever completely or partially withdrawn from a "multi-employer plan" as so defined.

      v. Investment Company Status. The Company is not an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

      w. Environmental. Except as disclosed in the S-1, and except for instances of noncompliance with or exceptions to the following that should not have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and its operations are in full compliance with all environmental laws;
(ii) the Company is not aware of, nor has the Company received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Company with all environmental laws; (iii) the Company has obtained all permits, licenses, and authorizations that are required under applicable environmental laws, and all such permits, licenses, and authorizations are in good standing and the Company is in compliance with all of the terms and conditions thereof; and (iv) no hazardous materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or released from any of the properties of the Company except in compliance with applicable environmental laws. The Company is not subject to any outstanding or, to the best of the Company's knowledge, threatened order from or agreement with any governmental authority or other person or subject to any judicial or administrative proceeding with respect to (A) failure to comply with environmental laws, (B) remedial action, or (C) any environmental liabilities.

4.    COVENANTS OF THE INVESTOR.


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


      a. Resale Restrictions During Lock-Up Periods. The Investor agrees that it will not (A) offer, sell, pledge, hypothecate or otherwise dispose of any Shares or (B) establish or increase any "put equivalent position" (as defined in Rule 16a-1(h) under the Exchange Act) with respect to any such Shares, commencing on the date the registration statement is declared effective and ending not later than 90 days following the Effective Date of the registration statement, if required by the underwriters of the public offering and if all executive officers and all directors of the Company as well as all other holders of 5% of the outstanding shares of the Company enter into a substantially similar agreement.

      b. HSR Act. The Investor agrees that, if either outside counsel to the Investor or outside counsel to the Company determines that the Investor and the Company are required to file notifications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") in connection with any proposed acquisition of voting securities of the Company by the Investor under this Agreement, the Investor shall promptly and in good faith prepare and file such notifications, shall cooperate with the Company in effecting such filings and shall otherwise comply with the applicable requirements of the HSR Act in connection with such filing.

5.    COVENANTS OF THE COMPANY.

      The Company covenants and agrees that, as long as the Common Stock is held by the Investor, the Company will:

      a. Blue Sky Laws. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Shares for sale to the Investor at the Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification).

      b.    Intentionally deleted.

      c.    Intentionally deleted

      d. Listing. The Company shall use its best efforts to timely secure the listing of the shares of Common Stock upon each national securities exchange or automated quotation system, if any, upon which the Common Stock is then listed.

      e. Maintenance of Property. The Company shall do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

      f. Obligations and Taxes. The Company shall pay its debts and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company shall have set aside on its respective books adequate reserves with respect thereto.

      g. Corporate Existence. The Company will maintain its existence as a corporation existing in good standing under the laws of the jurisdiction in which it it is incorporated, and will maintain its status as duly qualified as a foreign corporation to do business and remain in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect.

      h. SEC Documents; Financial Statements. The Company will file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act of 1934, as amended. The financial statements of the Company will be prepared in accordance with generally accepted accounting principles, consistently applied, and will fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries and results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      i. Compliance with Law. The Company will conduct its business in material compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations.

      j. Insurance. The Company shall maintain liability, casualty and other insurance (subject to customary deductions and retentions) with responsible insurance companies against such risk of the types and in the amounts customarily maintained by internet advertising companies of comparable size to the Company.

      k. HSR Act. The Company agrees that, if either outside counsel to the Investor or outside counsel to the Company determines that the Investor and the Company are required to file notifications under the HSR Act in connection with any proposed acquisition of voting securities of the Company by the Investor, the Company shall promptly and in good faith prepare and file such notifications, shall cooperate with the Investor in effecting such filings and shall otherwise comply with the applicable requirements of the HSR Act in connection with such filing.

      n. Announcements. Except as otherwise required by applicable laws, rules or regulations, neither the Company, nor the Investor shall make any public announcement with respect to this Agreement or the transactions contemplated hereby, prior to the Closing. The

Company shall provide to the Investor an opportunity to review any document intended for public dissemination that the Company proposes to disseminate and which identifies the Investor by name, and the Company shall make such changes to such proposed public announcement as Investor shall reasonably request; provided, however, that nothing in this sentence shall be deemed to restrain the Company from making any disclosure that, in the good faith determination of the Company, is required by applicable laws, rules or regulations.

6.    CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

      The obligation of the Company hereunder to issue and sell the shares of Common Stock to the Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

      a. The Investor shall have executed this Agreement, and delivered the same to the Company.

      b.    Intentionally deleted.

      c. The Investor shall have delivered the full purchase price to the Company and the Escrow Agent in accordance with Section 1.b. above.

      d. The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

7.    CONDITIONS TO INVESTOR' OBLIGATIONS TO PURCHASE.

      The obligation of the Investor hereunder to purchase the shares of Common Stock at the Closing is subject to the satisfaction, or before the Closing Date of each of the following conditions, provided that these conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion:

      a. The Company shall have executed this Agreement and delivered the same to the Investor.

      b.    Intentionally deleted.

      c. The Company shall have delivered to the Investor and the Escrow Agent duly executed stock certificates (in such denominations as the Investor shall request) representing the shares of Common Stock being so purchased in accordance with Section 1.b. above.

      d. The representations and warranties of the Company shall be true and correct as of the date when made and (except for representations and warranties that speak as of a specific date) as of the Closing Date as though made at such time and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Investor shall have received a certificate, executed by the senior vice president and general counsel of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Investor.

      e. The Investor shall have received an opinion of Mark E. Moran, the Company's general counsel, dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Investor and in substantially the same form as Exhibit B attached hereto.

      f. The Company shall have delivered to such Investor a certificate of the Secretary of the Company (i) as to the incumbency and signatures of each of the officers of the Company who shall execute on behalf of the Company any document delivered at such Closing; (ii) attaching and certifying the Certificate of Incorporation and By-laws of the Company, and (iii) attaching and certifying the resolutions of the Board of Directors of the Company with respect to this Agreement and the transaction contemplated hereby.

8.    MISCELLANEOUS.

      a. Equitable Relief. The Company and the Investor each recognize that in the event that either party fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the aggrieved party. The Company and the Investor therefore agree that an aggrieved party under this Agreement, if such party so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

      b. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts located in New York, New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby.

      c. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

      d. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

      e. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

      f. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

      g. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested), by facsimile, or delivered personally or by courier and shall be effective upon receipt. Each party shall provide notice to the other party of any change in address. The addresses for such communications shall:

If to the Investor:

      Techwave Inc.
      Attn: Chief Executive Officer
      411 First Avenue South
      Suite 200 N, Seattle, WA  98104
      Fax No. 206. 223.2324

If to the Company:

      24/7 Media, Inc.
      Attn: Chief Executive Officer
      1250 Broadway
      New York, NY  10001.
      Fax No.  212.760.1081

      i. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. Neither the Company nor any Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

      j. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      k. Survival. The representations and warranties of the Company and the agreements and covenants set forth herein shall survive each closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Investor. The Company agrees to indemnify and hold harmless each of the Investor for loss or damage or costs, including reasonable attorneys' fees, arising as a result of or related to any breach or alleged breach by the Company of any such representation, warranty, agreement or covenant herein.

      l. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      m. Termination. In the event that the Closing shall not have occurred on or before April 15, 1999, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date.


REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

      IN WITNESS WHEREOF, the undersigned Investor and the Company have caused this Agreement to be duly executed as of the date first above written.


24/7 Media, Inc.



By: /s/ David J. Moore
   ------------------------------------
Name:   David J. Moore
Title:  CEO


TechWave Inc.



By: /s/ Dwayne W. Walker
   ------------------------------------
Name:   Dwayne W. Walker
Title:  CEO